Exhibit 16.1

July 24, 2025

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Marin Software Incorporated

File No. 001-35838

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Marin Software Incorporated dated July 24, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP